 Exhibit 10.22

PLEDGE OF EQUITY AGREEMENT

BETWEEN

[SHAREHOLDER]

AND

SHAANXI TECHTEAM JINONG HUMIC ACID PRODUCTS CO. LTD

June 30th 2016

PLEDGE OF EQUITY AGREEMENT

This Pledge of Equity Agreement (“the Agreement”) is executed on June 30, 2016 in Xi’an by:

Pledgeors (hereinafter collectively referred to as “Party A”):

[Shareholder]

and

Pledgee (hereinafter referred to as “Party B”):

Shaanxi Techteam Jinong Humic Acid Products Co. Ltd.

Whereas,

1.              Party A consists of the sole shareholder of [VIE Entity], Ltd. (hereinafter referred to as “[VIE Entity]”), who legally hold all of the equity interest of [VIE Entity].

2.              Party B is a wholly-foreign owned enterprise incorporated and existing within the territory of China in accordance with the law of the People’s Republic of China, the registration number of its legal and valid Business License is 610000100003655, and the legal registered address is 3/F , Borough A, Block A, No.181, South Tai Bai Road, Xi’an City, P.R.China.

3.              [VIE Entity] is an enterprise limited by shares which is incorporated and existing within the territory of China in accordance with the law of the People’s Republic of China, the registration number of its legal and valid Business License is [license number] and the legal registered address is [ADDRESS].

4.              Party B intends to acquire all of the equity interests or assets of [VIE Entity]. Prior to the completion of such acquisition, Party B agrees to provide exclusive product supply to [VIE Entity]. In order to protect the interests of Party B, Party A agrees to pledge the 100% of equity interest of [VIE Entity] they own to Party B.

5.              Party B accepts the pledge of the equity interest by Party A.

Therefore, in accordance with applicable laws and regulations of the People’s Republic of China, the Parties hereto reach the Agreement through friendly negotiation on the principle of equality and mutual benefit and abide by.

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Article 1            Guaranteed Obligations

The equity interest is being pledged to guarantee all of the rights and interests Party B is entitled to under all of the following listed agreements by and between Party A and Party B:

(a)          Entrusted Management Agreement, by and among Party A and Party B on June 30, 2016 in Xi’an.

(b)         Exclusive Product Supply Agreement, by and between A and Party B on June 30, 2016 in Xi’an.

(c)          Exclusive Option Agreement by and among Party A, and Party B on June 30, 2016 in Xi’an.; and

(d)         Shareholders’ Voting Proxy Agreement, by and between Party A and Party B on June 30, 2016 in Xi’an.

Article 2            Pledged Properties

Party A pledges, by way of first priority pledge, all of its rights, title and interest, in, to and under all or any part of:

(a)          100% of the equity interest in [VIE Entity];

(b)         100% of the registered capital (“Registered Capital”) of [VIE Entity];

(c)          all investment certificates and other documents in respect of the Registered Capital of [VIE Entity];

(d)         all money, dividends, interest and benefits at any time arising in respect of all the equity interest and Registered Capital of [VIE Entity]; and

(e)          all voting rights and all other rights and benefits attaching to or accruing to the equity interest or the Registered Capital of [VIE Entity].

Article 3            Scope of Guaranteed Obligations

The scope of the guaranteed obligations is all rights and interests Party B is entitled to in accordance with all the agreements signed by and between Party A and Party B.

Article 4            Pledge Procedure and Registration

Party A shall process the registration procedures with Xi’an Administration for Industry and Commerce concerning the pledged equity interest and ensure that all other approval(s) from or registration with relevant PRC authorities is granted or duly secured.

Article 5            Transfer of Pledged Equity Interest

Party A shall not transfer any of the pledged equity interest without the prior written consent of Party B during the term of this agreement.

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Article 6            Effectiveness, Modification and Termination

6.1          This Agreement shall go into effect when it is signed by the authorized representatives of the Parties with seals affixed;

6.2           Upon the effectiveness of this Agreement and unless otherwise agreed upon by the parties hereto, neither party may modify or terminate this Agreement. Any modification or termination shall be in writing after both parties’ consultations. The provisions of this Agreement remain binding on both parties prior to any written agreement on modification or termination.

Article 7            Governing Law

The execution, validity, interpretation and performance of this Agreement and the disputes resolution under this Agreement shall be governed by the laws of PRC.

Article 8            Liability for Breach of Agreement

Upon the effectiveness of this Agreement, the Parties hereto shall perform their respective obligations under the Agreement. Any failure to perform the obligations stipulated in the Agreement, in part or in whole, shall be deemed as breach of contract and the breaching party shall compensate the non-breaching party for the loss incurred as a result of the breach.

Article 9            Settlement of Dispute

The parties shall strive to settle any dispute arising from the interpretation or performance of this Agreement through friendly consultation. In case no settlement can be reached through consultation within thirty (30) days after such dispute is raised, each party can submit such matter to China International Economic and Trade Arbitration Commission in accordance with its rules then in effect. The arbitration award shall be final, conclusive and binding upon both parties.

Article 10        Severability

10.1      Any provision of this Agreement that is invalid or unenforceable due to the laws and regulations shall be ineffective without affecting in any way the remaining provisions hereof.

10.2       In the event of the foregoing paragraph, the parties hereto shall prepare supplemental agreement as soon as possible to replace the invalid provision through friendly consultation.

Article 11        Miscellaneous

11.1      The headings contained in this Agreement are for the convenience of reference only and shall not in any other way affect the interpretation of the provisions of this Agreement.

11.2       The Agreement shall be executed in two copies, both in Chinese and English. Each party holds one Chinese and one English original, and the remaining shall be kept for completing relevant procedures. Each copy shall have equal legal force, and both the English version and Chinese version shall have the same effect.

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IN WITNESS HEREOF, the Parties hereof have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

PARTY A:

[SHAREHOLDER]

(Signature) :

PARTY B:

Shaanxi Techteam Jinong Humic Acid Products Co. Ltd

(Seal):

Legal Representative/Authorized Representative

(Signature):

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